UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2005

CENUCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-25900	75-2228820
(State or Other Jurisdiction of Incorporation)	Commission File Number)	IRS Employer Identification No.)

6421 Congress Avenue, Boca Raton, Florida 33487
(Address of Principal Executive Offices)

561-994-4446
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors that may cause Cenuco, Inc.’s (“Cenuco”) and Hermes Acquisition Company I LLC’s (“Hermes”) actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe Cenuco’s and Hermes’ future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Cenuco’s and Hermes’ actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Cenuco undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 Entry into a Material Definitive Agreement.

     On March 17, 2005, Cenuco filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission (the “Commission”), disclosing that Cenuco had entered into a Merger Agreement, dated March 16, 2005 (the “Original Merger Agreement”), with Hermes Holding Company, Inc., a newly formed Delaware corporation and wholly owned subsidiary of Cenuco (“Merger Sub”), and Hermes. The Original Merger Agreement provided, among other things, that, subject to the terms and conditions set forth therein, Merger Sub would be merged with and into Hermes (the “Merger”), as a result of which the separate existence of Merger Sub would cease and Hermes would continue as the surviving company in the merger and a wholly owned subsidiary of Cenuco. The Original Merger Agreement provided that in connection with the Merger, the outstanding membership interests in Hermes would be converted into the right to receive, in the aggregate, shares of common stock, par value $.001 per share, of Cenuco (the “Common Stock”) representing 65% of the shares of Common Stock to be outstanding after the Merger.

     Hermes is a Delaware limited liability company organized in 2003 and headquartered in Princeton, New Jersey. Hermes, through its subsidiaries, Lander Co., Inc. and Lander Co. Canada Limited, is a manufacturer, marketer and distributor of value brand health and beauty products. Lander also produces private label health and beauty products for certain major retailers. Lander owns and/or operates two manufacturing and distribution facilities, one in Binghamton, New York and the other in Toronto, Canada.

     Founded in 1920, Lander is a recognized leader of value priced products available at Wal-Mart, Kmart, ShopRite, Walgreens, CVS and other leading retailers throughout North

America. The company produces and ships more than 100,000,000 product units annually. Lander and Cenuco believe that the combined company will create a platform through which they plan to acquire select strategic brands that will further the combined company’s position as a leader of consumer products. It is anticipated, that through this transaction, the combined company’s strategic plans will accelerate.

     Cenuco management believes that the Merger will provide additional logistics and distribution knowledge, which Cenuco believes is a strong component of Lander’s current business operations. Cenuco believes that additional efficiencies and cost savings will be forthcoming for the entire enterprise after the completion of the Merger.

     Cenuco management hopes to be able to introduce Cenuco wireless consumer products into Lander’s existing retail channels. Additionally, all of these retail channels have needs for remote video monitoring technologies to combat theft and liability. Cenuco management intends to work with these current Lander customers on how Cenuco wireless technologies can assist and extend their loss-prevention and monitoring infrastructure.

     Additionally, Cenuco wireless technology applications have the ability to transmit virtually any type of data to a cellular device, not just video. Cenuco believes that Lander represents a unique opportunity to apply Cenuco’s wireless technology to issues surrounding: warehousing, inventory control, manufacturing review and control, supply chain management and numerous others. It is management’s belief that the combined knowledge of both companies will result in additional wireless and consumer brand products focused on these and other markets.

     At meetings of Cenuco’s board of directors held on May 2, 2005 and May 9, 2005, the board discussed the need for consummating the Merger as soon as practicable in order to execute its strategic plan for the combined company. The board was advised by Hermes that the audited financial statements required by Commission rules to be included in the proxy statement to be sent to Cenuco stockholders in connection with the Merger would not be available until the end of May, 2005 or later. In light of such delays relating to preparation of the proxy statement, the board concluded that unless the form of transaction was modified, the stockholder meeting to consider and vote upon approval of the issuance of the shares of Common Stock in the Merger, as required by the rules of the American Stock Exchange, could not be held before August, 2005 and that such delays could have a material adverse effect on the ability of the combined company to execute its business plan and potential acquisition opportunities.

     Following such meetings, on May 10, 2005, the parties to the Original Merger Agreement entered into Amendment No. 1 to the Merger Agreement (the Original Merger Agreement, as amended by Amendment No. 1, the “Merger Agreement”) pursuant to which the parties agreed to close the Merger on or about May 23, 2005. Stockholder approval of the Merger is no longer required by the Merger Agreement. At the closing of the Merger, Cenuco will issue, in the aggregate, 2,553.67 shares of a new series of the Preferred Stock, par value $.001 per share (“Preferred Stock”) designated as “Series A Junior Participating Preferred Stock” to the members of Hermes in exchange for all the outstanding membership interests in Hermes. As described herein, upon stockholder approval of the Voting Proposals (as defined below), the Preferred

Stock will be convertible into shares of Common Stock representing 65% of the outstanding shares after the Merger.

     Cenuco’s Amended and Restated Certificate of Incorporation, as amended, authorizes Cenuco to issue up to 1,000,000 shares of preferred stock, and the board of directors has the authority, without further action by the holders of the outstanding shares of the Common Stock, to issue shares of the preferred stock from time to time in one or more series with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions. On May 9, 2005, the board of directors approved a Form of Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock (the “Certificate of Designation”) that provides the holders of the Preferred Stock would have, among others, the following rights:

     1. Dividends – quarterly cumulative cash dividends at the rate of $0.001 per share, commencing March 31, 2006, when and if declared by Cenuco’s board of directors out of funds legally available therefore, together with any dividends that would be payable to such holders if the shares had been converted into shares of Common Stock at the time of the record date for any dividends payable to holders of shares of Common Stock;

     2. Liquidation preference per share – $1,000 plus any amount in excess of $.10 per share of Common Stock that would be payable to such holders if the shares had been converted into shares of Common Stock;

     3. Rank – senior to the Common Stock;

     4. Voting rights – (a) the holders of Preferred Stock vote, as a single class with the holders of the Common Stock, on all matters submitted to a vote of, or the consent of, the holders of the Common Stock, each holder of shares of the Preferred Stock to have that number of votes equal to the number of shares of Common Stock as to which such shares of the Preferred Stock would be converted upon a mandatory conversion and (b) the holders of Preferred Stock vote as a separate class on any matter that would have an adverse effect on their shares. However, the holders of Preferred Stock will not have the right to vote on any matters relating primarily to the Merger Agreement, including approval of the Voting Proposals; and

     5. Mandatorily convertible – each share of Preferred Stock shall mandatorily convert into 10,000 shares of Common Stock upon the authorization of Cenuco’s holders of Common Stock (without the vote of holders of Preferred Stock) to (a) an amendment to Cenuco’s Amended and Restated Certificate of Incorporation, as amended, increasing the authorized shares of the Common Stock to such number as, at a minimum, would permit the conversion of all the shares of the Preferred Stock and any other shares of Common Stock that may be issued in connection with the Merger and (b) the issuance of the shares of Common Stock upon conversion of all of the shares of the Preferred Stock (collectively, the “Voting Proposals”).

     The conversion ratio set forth above assumes that no existing options or warrants are exercised prior to the date of conversion of the Preferred Stock into Common Stock. Any such exercise would result in an adjustment in the conversion ratio and the number of shares of

Common Stock issuable upon conversion to retain the 65% ratio. The conversion ratio and the shares of Common Stock issuable upon conversion are also subject to adjustment upon the occurrence of stock splits, stock dividends or similar events.

     There are currently outstanding 13,750,556 shares of Common Stock and options and warrants with respect to an aggregate of 2,786,712 shares of Common Stock. If the Merger is consummated and the shares of the Preferred Stock are issued, the holders of the Preferred Stock will own 65% of the outstanding voting power of Cenuco capital stock and, upon conversion of the Preferred Stock into Common Stock, such holders will own 65% of the then outstanding shares of Common Stock.

     The Merger Agreement obligates the board of directors of Cenuco, as soon as practicable, but in no event later than 120 days after the effective time of the Merger, to call a meeting of Cenuco stockholders to consider and vote upon the Voting Proposals. Steven Bettinger, Cenuco’s President and Chief Executive Officer, a member of its board of directors and the beneficial owner of 3,817,767 shares of Common Stock (representing approximately 27.8% of Cenuco’s outstanding shares of Common Stock) has entered into a voting agreement with Hermes that provides, among other things, that he will vote his shares of Common Stock in favor of the Voting Proposals. In addition, certain other stockholders of Cenuco, owning an aggregate of 3,402,887 shares of Common Stock (representing approximately 24.7% of the outstanding shares of Common Stock) have agreed to vote their shares in favor of the Voting Proposals. Because the Cenuco stockholders who have agreed to vote their shares in favor of the Voting Proposals hold approximately 52.5% of the outstanding shares of Common Stock, their vote in favor of the Voting Proposals will be sufficient to approve the Voting Proposals without the vote of any other Cenuco stockholder if no additional shares of Common Stock are issued prior to the record date for the stockholder meeting.

     Pursuant to the Merger Agreement, three of the four directors of Cenuco, and each of the directors and officers of Merger Sub, shall resign at the closing of the Merger. The three directors of Cenuco who will resign at the closing are Steven M. Bettinger, Andrew Lockwood and Jack Phelan. Robert Picow, currently a Cenuco director, shall continue to serve as a director of Cenuco and will also serve as a director of Lander Co., Inc. Following the closing, Mr. Picow will appoint three new directors, Joseph A. Falsetti, Kenneth D. Taylor and Edward J. Doyle, all of whom are designees of Hermes, to fill the newly created vacancies. The four directors will then appoint a fifth director, Francis Ziegler, to the board. Steven M. Bettinger, the current Chief Executive Officer and President of Cenuco, Jordan Serlin, the current Chief Operating Officer of Cenuco and Adam Wasserman, the current Chief Financial Officer of Cenuco, shall resign their positions at the closing. Following the closing, Mr. Bettinger will serve as Vice President of Corporate Development and Investor Relations of Cenuco and Messrs. Picow, Serlin and Wasserman will become officers of a newly created Wireless Data Products and Technology Division of Cenuco. Joseph A. Falsetti will be appointed the new President and Chief Executive Officer of Cenuco, Brian J. Geiger will be appointed the new Chief Financial Officer of Cenuco, William B. Acheson will be appointed the new Vice President of Global Sales of Cenuco and Franco Pettinato will be appointed the new Senior Vice President of Operations of Cenuco.

     From and after the effective time of the Merger and prior to the earlier of (x) December 31, 2005 and (y) the date the Cenuco stockholders approve the Voting Proposals, Hermes has agreed that it shall not, by acting through Cenuco’s board of directors or otherwise, cause Cenuco to: (i) declare any dividends or distributions on any capital stock of Cenuco prior to March 31, 2006; (ii) cause any default or breach under the terms of the Certificate of Designation; (iii) cause the liquidation (voluntary or otherwise), dissolution or winding up of Cenuco; (iv) enter into any consolidation, merger, combination or other similar transaction in which issued and outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property; or (v) otherwise alter or change in any material respect the powers, preferences or special rights of the Preferred Stock.

     A copy of each of Amendment No. 1 and the Form of Certificate of Designation are attached to, and incorporated by reference in this Item of, this Current Report on Form 8-K as Exhibits 10.2 and 3(i), respectively. The foregoing descriptions of the Merger Agreement and the Certificate of Designation are qualified in their entirety by reference to the full text of the Original Form 8-K and the full texts of the Merger Agreement and the Certificate of Designation.

     The summary disclosure above and the Merger Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and Exhibit 10.1 to the Original Form 8-K are being furnished to provide information regarding the terms and conditions of the Merger Agreement. No representation, warranty, covenant, or agreement described in the summary disclosure or contained in the Merger Agreement is, or should be construed as, a representation or warranty by Cenuco or Hermes to any investor or covenant or agreement of Cenuco or Hermes with any investor. Investors should note the limitation on third party beneficiary rights contained in Section 15.5 of the Merger Agreement, which provides that nothing in the Merger Agreement “is intended or shall confer upon any ... Person [other than the parties and successors and assigns] any legal or equitable right, benefit or remedy of any nature under or by reason of [the Merger] Agreement.”

     There may be risks for investors associated with relying on representations, warranties, covenants, and agreements contained in the Merger Agreement. The representations and warranties in the Merger Agreement may be qualified by disclosure schedules that have not been filed with the Commission, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes, and represent an allocation of risk as between the parties as part of the transaction reflected in the Merger Agreement. Moreover, the representations and warranties may become incorrect after the date of the Merger Agreement, and changes, if any, may not be reflected in Cenuco’s public disclosures. The covenants and agreements contained in the Merger Agreement are solely for the benefit of Cenuco and Hermes, and compliance with each covenant and agreement may be waived, and the time for performance under each covenant and agreement may be extended, by the party entitled to the benefit of the covenant or agreement.

Item 3.02 Unregistered Sales of Equity Securities

     Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. The shares of Preferred Stock were offered to the owners of Hermes pursuant to an exemption from registration under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

Item 7.01 Regulation FD Disclosure

     On May 10, 2005, Cenuco issued a press release announcing the amendment to the Merger Agreement. A copy of the press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     In accordance with General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 attached hereto is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Exchange Act and is not otherwise subject to the liabilities of that section. Accordingly, the information in Exhibit 99.1 attached hereto will not be incorporated by reference into any filing made by Cenuco under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits

     Exhibits

Number		Description of Exhibit

3	(i)	Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (1)

10.2		Amendment No. 1, dated May 10, 2005, among Cenuco, Inc., Hermes Holding Company, Inc. and Hermes Acquisition Company I LLC (1)

99.1		Press Release dated May 10, 2005 (2)

(1)	Filed herewith

(2)	Furnished herewith

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2005	CENUCO, INC.
	By:	/s/ Steven M. Bettinger
Steven M. Bettinger
President